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Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated November 18, 2004 relating to the 2003 consolidated financial statements of FastChannel Network, Inc., which appears in DG FastChannel Inc.'s (formerly known as Digital Generation Systems, Inc.) Registration Statement on Form S-4/A, filed on May 3, 2006. We also consent to the reference to us under the heading "Experts" in such Registration Statement on Form S-3/A.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 4, 2006

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CONSENT OF INDEPENDENT ACCOUNTANTS